SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [x]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
 Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DESTINATION MATERNITY CORPORATION
(Name of registrant as specified in its charter)

ORCHESTRA-PRÉMAMAN S.A.
YELED INVEST S.À R.L.
 (Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[  ] Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act
 Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement no.:
(3) Filing Party:
(4) Date Filed:

Orchestra-Prémaman S.A., together with the other participants named herein (collectively, "Orchestra"), intends to file with the Securities and Exchange Commission a preliminary proxy statement and an accompanying proxy card to be used to solicit votes in connection with the upcoming annual meeting of shareholders of Destination Maternity Corporation, a Delaware corporation, scheduled for October 19, 2017, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, rescheduling or continuations thereof.

On September 25, 2017, Orchestra issued the following press release in English and French:

Orchestra-Prémaman S.A. Issues Stop, Look and Listen Letter to Shareholders of Destination Maternity Corporation (DEST)
● Urges Shareholders to Look for the BLUE Proxy Card for the Annual Meeting of Shareholders
● Orchestra-Prémaman S.A. will vote its 13.8% of the Outstanding  Shares AGAINST the Re-election of Messrs. Blitzer, Erdos, Weinstein and Ms. Payner-Gregor as Directors of the Company and Against Certain Proposals Pushed by the Company
News provided by
Orchestra-Prémaman S.A.
● September 25, 2017
Share this article
Saint-Aunès , France, September 25, 2017 /PRNewswire/ -- Orchestra-Prémaman S.A. and Yeled Invest S.à r.l.  (collectively, the "Orchestra Participants") announced today that they have issued an open letter urging Shareholders of Destination Maternity Corporation ("DEST" or the "Company") to STOP, LOOK and LISTEN before taking any action in response to the Company's solicitation of proxies for the Company's upcoming Annual Meeting of Shareholders and to wait until they receive the Orchestra Participants' proxy materials and BLUE proxy card before voting.  The complete text of the letter to Shareholders follows:
AN IMPORTANT MESSAGE FROM
THE ORCHESTRA PARTICIPANTS
TO
THE SHAREHOLDERS OF
 DESTINATION MATERNITY CORPORATION (DEST)
The Orchestra Participants Urge Destination Maternity Corporation Shareholders to Look for
the BLUE Proxy Card for the Annual Meeting of Shareholders

Dear Destination Maternity Corporation Shareholder:
At some point in the near future, you may receive a proxy statement and accompanying white proxy card from the Destination Maternity Corporation ("DEST" or the "Company") in connection with the upcoming Annual Meeting of Shareholders of the Company (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the "Annual Meeting").  The Company has set the date, time and location of the Annual Meeting for 9:15 a.m. Eastern Standard Time, on Thursday, October 19, 2017, at the corporate headquarters of the Company at 232 Strawbridge Drive, Moorestown, NJ 08057, and the Company has set the record date for the Annual Meeting as September 18, 2017.
The Orchestra Participants (as described below) will soon be sending our own definitive proxy materials and a BLUE proxy card with respect to the Annual Meeting.  We strongly urge you NOT to vote any white proxy card you may receive from the Company, and to wait for and read the Orchestra Participants' proxy materials and BLUE proxy card before you cast your vote in connection with the Annual Meeting.  We look forward to sharing with you in the coming weeks our views in opposition to the Company's nominees and certain of its proposals.
The Orchestra Participants believe that:
•	The directors nominated by DEST have underperformed during their tenure;
•	The Company's stock price has fallen significantly on their watch;
•	The Company has repeatedly missed important targets while reporting its financial information in an unclear way;
•	It would be a mistake for Shareholders to reward poor results by reelecting these directors.

The Orchestra Participants  strongly urge shareholders NOT to respond to any solicitation made by Company management and NOT to return a white proxy card in connection with the Annual Meeting.  Please:

•	DO NOT return the white proxy card sent to you by the current board of the Company.

•	DO NOT vote by responding to the e-mail solicitations sent to you by the current board of the Company.

•	DO NOT allow the Company to call you at home and take your vote over the telephone.
Our proxy solicitor is Saratoga Proxy Consulting LLC.  If you have any questions or need further assistance, please contact Saratoga toll-free at (888) 368-0379 or (212) 257-1311 or by email at info@saratogaproxy.com.
Thank you very much for your support.
Orchestra-Prémaman S.A.

About Orchestra
Orchestra-Prémaman specializes in the creation, manufacture, purchase and sale of all products related to children's clothing and childcare products.  The Group's product range currently comprises clothing and footwear for children aged 0 to 14 years, maternity fashion and childcare products.  Since 2012, Orchestra Prémaman has become a major player on the European childcare products market, in particular due to external growth operations, such as the acquisition of Baby 2000 and the Prémaman Group, which is Europe's oldest maternity wear brand, dating back to 1947.  This strategy of growth and development in childcare products follows on the success of the first megastore opened in Saint-Aunès, a store concept offering an entire world revolving around babies.  Having increased its presence internationally, the Group now operates in more than 40 countries, selling more than 80 million pieces per year.
CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
The Orchestra Participants intend to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes in connection with the upcoming Annual Meeting of Shareholders of Destination Maternity Corporation, a Delaware corporation (the "Company").
THE ORCHESTRA PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THEIR PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE ORCHESTRA PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE ORCHESTRA PARTICIPANTS' PROXY SOLICITOR, SARATOGA PROXY CONSULTING, AT ITS TOLL-FREE NUMBER: AT (888) 368-0379 OR (212) 257-1311 OR BY EMAIL AT INFO@SARATOGAPROXY.COM.
The participants in the proxy solicitation are Orchestra-Prémaman and Yeled Invest S.à r.l. ("Yeled", together with Orchestra-Prémaman, collectively, the "Orchestra Participants").
As of the date hereof, Orchestra-Prémaman is the beneficial owner of 1,000 shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company.  As of the date hereof, Yeled is the beneficial owner of 1,921,820 shares of Common Stock. In addition, as a result of its ownership of a controlling interest in Orchestra-Prémaman, Yeled may be deemed the beneficial owner of the 1,000 shares of Common Stock beneficially owned by Orchestra-Prémaman.

SOURCE Orchestra Participants
Shareholder Contact:
Investors & Media
ACTIFIN
Stéphane Ruiz
sruiz@actifin.fr, +33 01 56 88 11 15
and
Saratoga Proxy Consulting
John Ferguson (212) 257-1311

Communiqué de presse
INFORMATIONS FOURNIES PAR ORCHESTRA-PRÉMAMAN S.A.
(25 Septembre 2017)
Orchestra-Prémaman S.A. adresse aux actionnaires de Destination Maternity Corporation (DEST) une lettre les priant de prendre le temps de réfléchir
La société leur demande instamment de se munir de leur carte de procuration BLEUE en vue de l'assemblée générale des actionnaires ;
Orchestra-Prémaman S.A. utilisera ses 13,8 % d'actions en circulation, pour voter CONTRE la réélection de Messieurs Blitzer, Erdos, Weinstein et de Mme Payner-Gregor en tant que Directeurs de la société et contre certaines propositions à l'initiative de la Société.
Saint-Aunès , France, 25 septembre 2017 /PRNewswire/ -- Orchestra-Prémaman S.A. et Yeled Invest S.a r.l. (collectivement les « Participants Orchestra ») ont annoncé aujourd'hui la publication d'une lettre ouverte demandant instamment aux actionnaires de Destination Maternity Corporation (« DEST » ou la « Société ») de PRENDRE LE TEMPS DE RÉFLÉCHIR avant de prendre toute mesure en réponse à la sollicitation des procurations en vue de la prochaine assemblée générale annuelle des actionnaires et d'attendre de recevoir les documents de procuration des Participants Orchestra ainsi que la carte de procuration BLEUE avant de voter. Le texte complet de la lettre aux Actionnaires est comme suit :
UN MESSAGE IMPORTANT
DES PARTICIPANTS ORCHESTRA AUX
 ACTIONNAIRES DE DESTINATION MATERNITY CORPORATION (DEST)
Les Participants Orchestra demandant instamment aux actionnaires de Destination Maternity Corporation d'attendre de recevoir leur carte de procuration BLEUE en vue de l'assemblée générale des actionnaires

Cher actionnaire Destination Maternity Corporation :
Il est possible que vous receviez prochainement un formulaire de procuration accompagné d'une carte de procuration blanche de la part de Destination Maternity Corporation (« DEST » ou la « Société ») en lien avec la prochaine assemblée générale annuelle des actionnaires (y compris tout ajournement ou report de cette dernière et toute assemblée qui pourrait être convoquée à la place de l'« Assemblée Générale »). La Société a fixé l'heure, la date et le lieu de l'Assemblée Générale à 9 h 15 Eastern Standard Time, le jeudi 19 octobre 2017, au siège social de la Société, 232 Strawbridge Drive, Moorestown, NJ 08057, et la Société a fixé la date d'enregistrement de l'Assemblée Générale au 18 septembre 2017.
Les Participants Orchestra (tels que décrits ci-dessous) enverront prochainement leurs propres documents de procuration définitifs et la carte de procuration BLEUE en vue de l'Assemblée Générale. Nous vous invitons instamment à ne PAS voter avec la carte de procuration blanche que la Société pourrait vous envoyer et d'attendre de recevoir et de lire les documents de procuration et la carte de procuration BLEUE avant de voter dans le cadre de l'Assemblée Générale. Nous sommes impatients de vous communiquer dans les semaines à venir notre point de vue qui va à l'encontre de celui des représentants de la Société et de certaines de leurs propositions.
Les Participants Orchestra estiment que :
 • Les directeurs nommés par DEST ont sous-performé au cours de leur mandat ;
 • Le cours de l'action de la société a nettement chuté sous leur autorité ;
 • La société a manqué des objectifs importants à plusieurs reprises, tout en présentant ses informations financières de façon peu claire ;
 • Ce serait une erreur pour les Actionnaires de récompenser ces médiocres résultats par la réélection de ces directeurs.
Les Participants Orchestra demandent instamment aux actionnaires de NE répondre à AUCUNE sollicitation de la part de la direction de la Société et de ne PAS renvoyer la carte de procuration blanche en lien avec l'Assemblée annuelle. Nous vous prions de :
 • NE PAS renvoyer la carte de procuration blanche envoyée par la direction actuelle de la Société.
 • NE PAS voter en tenant compte des e-mails de sollicitation envoyés par la direction actuelle de la Société.
 • NE PAS permettre à la société de vous appeler chez vous et d'enregistrer votre vote par téléphone.
Notre cabinet d'avocats en charge des procurations est Saratoga Proxy Consulting LLC. Pour toute question ou si vous avez besoin d'aide, vous pouvez appeler gratuitement Saratoga au (888) 368- 0379 ou au (212) 257-1311 ou envoyer un e-mail à l'adresse info@saratogaproxy.com.
Nous vous remercions par avance pour votre soutien. Orchestra-Prémaman S.A.

A propos de Orchestra Prémaman
Orchestra Prémaman crée, fabrique, achète et vend toutes sortes de produits d'habillement pour enfants et de puériculture. La gamme de produits du Groupe comprend actuellement des vêtements et des chaussures pour les enfants de 0 à 14 ans, des vêtements de maternité et des produits de puériculture. Depuis 2012, Orchestra est un des leaders sur le marché européen des produits pour l'enfance, notamment grâce à plusieurs opérations de croissance externe telles que l'acquisition de Baby 2000 et du groupe Prémaman, créé en 1947, qui est la plus ancienne marque de vêtements de maternité. Cette stratégie de croissance et de développement dans le secteur des produits pour l'enfance s'inscrit dans la continuité du succès du premier méga-magasin ouvert à Saint-Aunès, basé sur un concept entièrement centré sur la petite enfance. Fort d'une implantation internationale renforcée, le Groupe opère désormais dans plus de 40 pays, vendant plus de 80 millions d'articles chaque année.
INFORMATIONS CONCERNANT LES PARTICIPANTS
Les Participants Orchestra ont l'intention de déposer une déclaration préliminaire de procuration accompagnée d'une carte de procuration auprès de la Securities and Exchange Commission (« SEC ») dans l'intention de solliciter des votes en lien avec la prochaine Assemblée Générale des  Actionnaires  de  Destination  Maternity  Corporation,  une  entreprise  du  Delaware  (la « Société »).
LES PARTICIPANTS ORCHESTRA DEMANDENT INSTAMMENT À TOUS LES ACTIONNAIRES DE LA SOCIÉTÉ DE LIRE LEUR DÉCLARATION DE PROCURATION ET AUTRES DOCUMENTS DE PROCURATION DÈS QU'ILS SERONT DISPONIBLES, CAR ILS CONTIENDRONT DES INFORMATIONS IMPORTANTES. DE TELS DOCUMENTS DE PROCURATION SERONT DISPONIBLES GRATUITEMENT SUR LE SITE DE LA SEC À L'ADRESSE HTTP://WWW.SEC.GOV. DE PLUS, LES PARTICIPANTS ORCHESTRA FOURNIRONT DES COPIES DE LA DÉCLARATION DE PROCURATION GRATUITEMENT ET SUR DEMANDE, DÈS QUE DISPONIBLES. LES DEMANDES DE COPIES DOIVENT ÊTRE ENVOYÉES AU CABINET D'AVOCATS EN CHARGE DES PROCURATIONS, SARATOGA PROXY CONSULTING, À CE NUMERO GRATUIT : (888) 368-0379 OR (212) 257-1311 OU PAR E-MAIL À L'ADRESSE INFO@SARATOGAPROXY.COM.
Les participants aux sollicitations de procuration sont Orchestra-Prémaman et Yeled Invest S.àr.l. (« Yeled »,  conjointement  avec  Orchestra-Prémaman,  collectivement  désignés  comme  les « Participants Orchestra »).
À la date de la présente, Orchestra-Prémaman est le détenteur bénéficiaire de plus de 1 000 actions ordinaires d'une valeur de 0,01 $ (l'« Action ordinaire ») de la société. À la date de la présente, Yeled est le détenteur bénéficiaire de 1 921 820 actions ordinaires. De plus, en conséquence de la participation de contrôle qu'elle détient dans Orchestra-Prémaman, la société Yeled peut être considérée comme détentrice bénéficiaire des 1 000 actions ordinaires dont Orchestra-Prémaman est la détentrice bénéficiaire.

Participants Orchestra:
Investisseurs & Média
ACTIFIN
Stéphane Ruiz
sruiz@actifin.fr
+33 01 56 88 11 15
et
Saratoga Proxy Consulting
John Ferguson (212) 257-1311